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                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

                                 --------------

                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE

                       SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported)          April 23, 2002
                                                  ----------------------------


                                Advanta Corp.
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              (Exact Name of Registrant as Specified in Charter)


        Delaware                       0-14120            23-1462070
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(State or Other Jurisdiction        (Commission           (IRS Employer
     of Incorporation)              File Number)          Identification No.)


        Welsh & McKean Roads,
P.O. Box 844, Spring House, Pennsylvania                        19477
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(Address of Principal Executive Offices)                      (Zip Code)


Registrant's telephone number, including area code        (215) 657-4000
                                                    ---------------------------


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        (Former Name or Former Address, if Changed Since Last Report)



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ITEM 5.        OTHER EVENTS.

On April 23, 2002, Advanta Corp. (the "Company" or "Advanta") announced Business Card net income of $8.5 million for the first quarter of 2002, compared to $8.3 million first quarter last year. Operating results from continuing business segments were $0.30 per diluted share for Class A and Class B shares combined, as compared to $0.29 for the first quarter of 2001, consistent with previously announced guidance that earnings in the first half of 2002 would be comparable with the first half of 2001. Advanta reported consolidated net income for the quarter of $4.2 million or $0.16 per share on a diluted basis for its Class A and Class B shares combined. This compares to a net loss of $29.4 million or $1.17 per share on a diluted basis reported for the first quarter of 2001.

"During the quarter we furthered our initiatives designed to capitalize on the tremendous opportunity presented by the small business market," said Chairman and Chief Executive Officer Dennis Alter. "Talent has been drawn from all disciplines across the organization to develop new customer-centric ways to approach the market and our existing customers. The resulting products and services will be more finely attuned to our customers' individualized needs and preferences."

Business Card results for the quarter reflect risk-adjusted revenues of 12.5% as compared to 12.4% for the quarter ended March 31, 2001. Consistent with the Company's expectations, charge-offs for the first quarter were 9.6% on an annualized basis and over 30 day delinquencies were 7.2% at March 31, 2002. The on-balance sheet loan loss reserve as a percent of owned receivables was 10.7% at March 31, 2002. Business Cards managed receivables ended the quarter at just over $2 billion, as compared to $1.8 billion for first quarter 2001. Consolidated net income for the quarter includes an asset valuation charge associated with the Company's venture capital portfolio and net interest expense not associated with continuing business segments.

The Company continued its stock repurchase plan, bringing total purchases to approximately 925,000 shares of its Class B Common Stock through April 22, 2002. The Company intends further stock repurchases under its previously announced repurchase plan.

Advanta management held a conference call, publicly announced in the Company's press release dated April 9, 2002, on April 23, 2002, at 9:00 am Eastern time. The call was broadcast simultaneously for the public over the Internet through www.advanta.com and www.vcall.com. Replays are available on the Vcall site for 30 days from the date of the call.

During the first quarter earnings conference call, management indicated the following:

- Management expects that the marketing campaign will contribute to an increase in second quarter balances of 5 to 10%. This translates into approximately 30% annualized growth and is right in line with the Company's 20% to 35% growth target for 2002.

- Management announced that Henry Schein Inc., the largest distributor of healthcare products to office-based practitioners in the combined North American and European market will be offering a co-branded card to their approximately 200,000 U.S. customers. These customers include dental practices and laboratories, physician practices, and veterinary clinics.

- Management indicated that the Company is seeing favorable trends in both the over-30 day and over-90 day delinquency rates in March and into April. For March and April combined, the Company expects the 30+ day rate to decline 30 to 60 basis points and the 90+ day rate to remain essentially flat.

- Management expects the level of negative carry to be flat between the first and second quarters and then to drop in the third quarter to below $1 million, and zero in the fourth quarter.

- Management indicated that with the Company's focus on acquiring higher credit quality customers it expects that over time its results will reflect lower credit losses and lower interest yields.

Advanta is a highly focused financial services company which has been providing innovative financial solutions since 1951. Advanta leverages its first-class direct marketing and information based expertise to develop state-of-the-art data warehousing and statistical modeling tools that identify potential customers and new target markets. It has used these distinctive capabilities to become one of the nation's largest issuers of MasterCard business credit cards to small businesses. Learn more about Advanta at www.advanta.com.

This Report and the press release dated April 23, 2002 (included in this report as Exhibit 99.1) contains forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. The most significant among these risks and uncertainties are: (1) the Company's managed net interest margin; (2) competitive pressures; (3) political, social and/or general economic conditions that affect the level of new account acquisitions, customer spending, delinquencies and charge-offs; (4) factors affecting fluctuations in the number of accounts or loan balances; (5) interest rate fluctuations; (6) the level of expenses; (7) the timing of the securitizations of the Company's receivables; (8) factors affecting the value of investments held by the Company; (9) the effects of government regulation, including restrictions and limitations imposed by banking laws, regulators, examinations, and the agreements between the Company's bank subsidiaries and their regulators; (10) relationships with customers, significant vendors and business partners; (11) the amount and cost of financing available to the Company; (12) the ratings on the debt of the Company and its subsidiaries; (13) revisions to estimated charges associated with the discontinued operations of our mortgage and leasing businesses; and (14) the impact of litigation. Additional risks that may affect the Company's future performance are detailed in the Company's filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q.




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ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (c)    Exhibits.

     99.1   Press Release dated April 23, 2002.



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                                  SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            Advanta Corp.
                                            -----------------------------------
                                            (Registrant)


Date: April 23, 2002
                                            By:  /s/ Elizabeth Mai
                                                -------------------------------
                                                Elizabeth H. Mai
                                                Senior Vice President,
                                                Secretary and General Counsel


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                                EXHIBIT INDEX


Exhibit        Description                                    Method of Filing
-------        -----------                                    ----------------
99.1           Press Release, dated April 23, 2002        Filed Electronically Herewith